EXHIBIT 35.1

SERVICER COMPLIANCE STATEMENT
FIA Card Services, National Association
BA Credit Card Trust

The undersigned, a duly authorized officer of FIA Card Services, National Association (the “Bank”), as Servicer pursuant to the Second Amended and Restated Pooling and Servicing Agreement dated as of October 20, 2006 (as amended, supplemented or otherwise modified from time to time, the “Pooling and Servicing Agreement”) by and between the Bank and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the Third Amended and Restated Series 2001-D Supplement dated as of March 2, 2009 (as amended, supplemented or otherwise modified from time to time, the “Supplement”), by and between the Bank and the Trustee, and the Second Amended and Restated Indenture dated as of October 20, 2006 (the “Indenture”) by and between BA Credit Card Trust and The Bank of New York Mellon, as indenture trustee, does hereby certify that:

1.	The Bank is Servicer under the Pooling and Servicing Agreement.

2.	The undersigned is duly authorized as required pursuant to the Pooling and Servicing Agreement and the Supplement to execute and deliver this Certificate to the Trustee.

3.	This Certificate is delivered pursuant to Section 3.05 of the Pooling and Servicing Agreement and Section 23 of the Supplement.

4.
During the twelve-month period ended June 30, 2011 (the “Reporting Period”) a review of the Servicer’s activities and of its performance under the Pooling and Servicing Agreement, the Supplement and the Indenture has been made under my supervision.

5.
To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement, the Supplement and the Indenture in all material respects throughout the Reporting Period.

6.
During the Reporting Period, Banc of America Card Servicing Corporation (“BACSC”) was a subservicer (the “Subservicer”) pursuant to the Amended and Restated Delegation of Servicing Agreement dated as of October 20, 2006 (the “Delegation of Servicing Agreement”) by and between the Bank and BACSC.

7.	A review of the Subservicer’s activities during the Reporting Period and of its performance under the Delegation of Servicing Agreement has been made under my supervision.

8.	To the best of my knowledge, based on such review, BACSC fulfilled all of its obligations in all material respects under the Delegation of Servicing Agreement throughout the Reporting Period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 28th day of September 2011.

By:  /s/ Michelle D. Dumont
Name:  Michelle D. Dumont
Title:    Senior Vice President